Exhibit 5


                                        (PMA Capital logo)
                                        Charles A. Brawley, III
                                        Vice President - Corporate Counsel
                                        Tel: 215.665.5039    Fax: 215.665.5061
                                        Internet: cbrawley@pmare.com


April 27, 1999



The Board of Directors of
PMA Capital Corporation
1735 Market Street, Suite 2800
Philadelphia, Pennsylvania 19103-7590

         Re:  PMA Capital Corporation 1999 Equity Incentive Plan

Sirs:

This opinion is being delivered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") by PMA Capital Corporation (the "Corporation") on or about April 27, 1999 with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Act of 1933, as amended. Pursuant to the Registration Statement, PMA is registering the offer and sale of 850,000 shares of its Class A Common Stock, par value $5.00 per share (the "Shares"), for issuance under the terms and conditions of the above-referenced plan ("Plan").

I have acted as counsel for the Company in connection with the filing of the Registration Statement. In so acting, I have made such investigation, including the examination of originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In connection therewith, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to questions of fact material to such opinion, I have relied upon representations of officers or representatives of the Company.

Based upon the foregoing, I am of the opinion that the Shares, when duly issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited to the Business Corporation Law of the Commonwealth of Pennsylvania and the federal securities laws of the United States of America.

I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and I further consent to the appearance of my name in the Registration Statement under the caption "Interests of Named Experts and Counsel."

Very truly yours,



/s/ Charles A. Brawley, III
Charles A. Brawley, III
Vice President - Corporate Counsel


                                        Mellon Bank Center, Suite 2800
                                        1735 Market Street
                                        Philadelphia PA 19103-7590